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ATTACHMENT - ITEM 19(b)3(d) - ESCROW AGREEMENT
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                                ESCROW AGREEMENT


                  THIS AGREEMENT made this _____ day of May, 1997.

AMONG:

                           THE UNDERSIGNED SHAREHOLDERS IN INTERNATIONAL URANIUM CORPORATION


                           (hereinafter jointly and severally called the "Security Holders")

                                                               OF THE FIRST PART

                           - and -

                           MONTREAL TRUST COMPANY OF CANADA

                           (hereinafter called the "Escrow Agent")

                                                              OF THE SECOND PART

                           - and -

                           INTERNATIONAL URANIUM CORPORATION

                           (hereinafter called the "Issuer")

                                                               OF THE THIRD PART


                  WHEREAS the Security Holders presently own securities of the Issuer;

                  AND WHEREAS in furtherance of complying with the requirements of The Toronto Stock Exchange (the "Exchange"), the Security Holders are desirous of depositing in escrow certain securities of the Issuer owned by them;

                  AND WHEREAS the Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the aforesaid agreements, and of the sum of one dollar ($1.00) now paid by the parties hereto, each to the other (receipt of which sum the parties do hereby respectively acknowledge each to the other) the Security Holders jointly and severally






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covenant and agree with the Issuer and with the Escrow Agent and the Issuer and the Escrow Agent covenant and agree each with the other and with the Security Holders jointly and severally as follows:

1. Each of the Security Holders hereby places and deposits in escrow those common shares of the Issuer owned by him which are described or referred to in Schedule "A" hereto (the "Regulatory Shares") with the Escrow Agent and hereby undertakes and agrees forthwith to deliver those certificates (including any replacement securities or certificates if and when such are issued or allotted) to the Escrow Agent for deposit in escrow.

2. The parties hereby agree that the securities and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement certificates) shall not be sold, pledged, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the express consent, order or direction in writing of the Exchange being first had and obtained, in the case of the Regulatory Shares, or except as may be required by reason of the bankruptcy of any Security Holder, in which cases the Escrow Agent shall hold the said certificates subject to this agreement, for whatever person, firm or corporation shall be legally entitled to be or become the registered owner thereof. It is understood that the Exchange consents to the release from escrow of one-fifth of the Regulatory Shares on an automatic basis on each of the first, second, third, fourth and fifth anniversary dates (or if not a business day, the next business day following that date) of the listing date. The Regulatory Shares shall be released from escrow to each of the Security Holders pro rata to the number of Regulatory Shares placed in escrow by such Security Holder, and the Escrow Agent shall notify the Exchange upon the completion of each such release.

3. The Escrow Agent shall deliver, by courier delivery, the certificates evidencing the Regulatory Shares to the Security Holder at the address for such Security Holder appearing on the register for the common shares of the Issuer unless such Security Holder otherwise directs the Escrow Agent in writing not less than ten (10) days prior to any release from escrow.

4. The Security Holders hereby direct the Escrow Agent to retain their respective securities and the certificates (including any replacement securities or certificates) representing the same and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof except with and as directed by the written consent, order or direction of the Exchange or in accordance with paragraph 2 hereof. The Escrow Agent hereby accepts the responsibilities placed on it hereby and agrees to perform the same in accordance with the terms hereof and the written consents, orders or directions of the Exchange.

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5.                If during the period in which any of the said securities are retained in escrow pursuant hereto, any dividend is received by the Escrow Agent in respect of the escrowed securities, any such dividend shall be forthwith paid or transferred to the respective Security Holders entitled thereto.

6. All voting rights attached to the Regulatory Shares shall at all times be exercised by the respective registered owners thereof.

7. The parties hereby agree that the Exchange may, in certain circumstances, including but not limited to the suspension from trading or delisting of the Issuer by the Exchange, require that all or any of the Regulatory Shares then in escrow be tendered to the Issuer by way of gift or for cancellation. Any such Regulatory Shares shall remain in escrow subject to the terms and conditions of this agreement until the securities are fully and effectually cancelled or otherwise transferred for the benefit of the Issuer. Where the Regulatory Shares cannot be cancelled, they shall be held for the benefit of the Issuer by the Escrow Agent and remain in escrow subject to the terms and conditions of this agreement but they shall not be voted and any dividends shall be donated back for the benefit of the Issuer.

8.       (i)      The Escrow Agent shall not have any duties or responsibilities except those set forth in this agreement and shall not incur any liability in acting on any signature, notice, request, waiver, consent, receipt or other paper or documents believed by the Escrow Agent to be genuine.

         (ii) The Escrow Agent may act or refrain from acting in respect of any matter referred to in this agreement in full reliance on and by and with the advice of counsel or other professional advisors which may be selected by it, and shall be fully protected in so acting or refraining from acting on the advice of counsel or advisors. The reasonable costs of such counsel and of the Escrow Agent shall be paid by the Issuer.

         (iii) The Escrow Agent shall be required to release the Regulatory Shares only as specified in paragraph 2 hereunder, and no further authorization or independent verification shall be necessary.

         (iv) The Security Holders and the Issuer hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Escrow Agent from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Escrow Agent's compliance in good faith with the terms hereof.

         (v) In the event of any disagreement arising regarding the terms of the agreement, the Escrow Agent shall be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled

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                  either by agreement amongst the parties or by a court of
                  competent jurisdiction.

         (vi) The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of or arising out of anything herein contained unless requested to do so in writing by a party hereto and indemnified and funded to its reasonable satisfaction against the cost and expense of such defence, provided that such legal proceeding does not arise as a result of an allegation of fraud or negligence on the part of the Escrow Agent or its employees.

9. The Issuer hereby acknowledges the terms and conditions of this agreement and agrees to take all reasonable steps to facilitate its performance, including the payment of all reasonable fees and expenses of the Escrow Agent in relation hereto.

10. If the Escrow Agent should wish to resign, it shall give at least sixty (60) days' notice to the Issuer, which may, with the written consent of the Exchange, by writing appoint another Escrow Agent in its place and such appointment shall be binding on the Security Holders and the new Escrow Agent shall assume and be bound by the obligations of the Escrow Agent hereunder.

11. The written consent, order or direction of the Exchange as to a release from escrow of all or part of the said securities shall terminate this agreement only in respect to those securities so released. For greater certainty, this clause does not apply to securities transferred within escrow.

12. If the Issuer is delisted by the Exchange, thereafter any consent, order or direction of the Exchange herein required in relation to the Regulatory Shares will, instead, require the consent, order or direction of the Ontario Securities Commission and the Ontario Securities Commission may require that escrowed Regulatory Shares be tendered to the Issuer by way of gift or for cancellation pursuant to paragraph 7 hereof.

13. The Escrow Agent may employ or retain such counsel as it may reasonably require for the purpose of discharging its duties hereunder, and the reasonable fees and disbursements of such counsel shall be for the account of the Issuer.

14. Any notice or other document to be given to any of the parties hereto or herein referred to pursuant to or arising out of this agreement may be given by mailing the same by prepaid registered mail or by personal or facsimile delivery, at the following address:

         (a)      if to the Issuer:
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                  International Uranium Corporation.
                  Suite 1320
                  885 West Georgia Street
                  Vancouver, British Columbia
                  V6C 3E8

                  Attention: Secretary
                  Telecopier: (604) 689-4250

                  with a copy to:

                  Cassels Brock & Blackwell
                  Suite 2100, Scotia Plaza
                  40 King Street West
                  Toronto, Ontario
                  M5H 3C2

                  Attention: John H. Craig
                  Telecopier: (416) 360-8877

         (b)      if to the Escrow Agent:

                  Montreal Trust Company of Canada
                  4th Floor
                  510 Burrard Street
                  Vancouver, British Columbia
                  V6C 3B9

                  Attention: Manager, Client Services
                  Telecopier: (604) 683-3694

         (c)      if to the Exchange:

                  The Toronto Stock Exchange
                  2 First Canadian Place
                  4th Floor
                  Toronto, Ontario
                  M5X 1G2

                  Attention: Eleanor Fritz
                  Telecopier: 947-4547
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         (d)      if to the Security Holders, to the address therefor shown in the registers maintained by the Issuer's registrar and transfer agent from time to time or as otherwise shown in the Issuer's records,

or to such other address as the parties may advise the other parties in writing. Any such notice shall be deemed to have been received by the party to whom it has been sent at that address, if delivered or sent by facsimile, on the date of delivery or facsimile transmission and, if mailed, on the second business date after the date of mailing.

15. This agreement may only be varied by the prior written consent of the parties hereto and the Exchange (with the consent or approval of the Escrow Agent not being unreasonably withheld or delayed).

16. Business day, as used herein, means a day on which the Exchange is open for trading.

17. This agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement and such parts if more than one shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

18. Wherever the singular or masculine are used throughout this agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

19. This agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors and assigns.

20. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and shall be treated in all respects as an Ontario contract.

                  IN WITNESS WHEREOF the parties hereto have executed these presents the date noted above.



------------------------------           --------------------------------
Witness                                  Adolf H. Lundin



------------------------------           --------------------------------
Witness                                  Lukas H. Lundin



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                                      MONTREAL TRUST COMPANY OF CANADA

                                      By:
                                         --------------------------------

                                      By:
                                         --------------------------------


                                      INTERNATIONAL URANIUM CORPORATION

                                      By:
                                         --------------------------------

                                      By:
                                         --------------------------------

                         SCHEDULE "A" - ESCROW AGREEMENT


--------------------------------------------------------------------------------------------
NAME OF SECURITY HOLDER  BENEFICIAL OWNER     NO. OF REGULATORY SHARES    CERTIFICATE NUMBER
--------------------------------------------------------------------------------------------
Adolf H. Lundin                 u                        4,500,000
Adolf H. Lundin                 u                        4,500,000
Adolf H. Lundin                 u                        4,500,000
Adolf H. Lundin                 u                        4,500,000
Adolf H. Lundin                 u                        4,500,000

Lukas H. Lundin                 u                           50,000
Lukas H. Lundin                 u                           50,000
Lukas H. Lundin                 u                           50,000
Lukas H. Lundin                 u                           50,000
Lukas H. Lundin                 u                           50,000
                                                ==================

TOTAL:                                                  22,750,000
                                                ==================